Exhibit 10.32

                                  AMENDMENT #1
                                       TO
                         TRANSITION SERVICES AGREEMENT

                                  AMENDMENT #1
                                       TO
                          TRANSITION SERVICES AGREEMENT


This amendment #1 (the "Amendment") to the Transition Services Agreement dated as of November 1, 2001 by and between Pitney Bowes Inc., a Delaware corporation ("Pitney Bowes" or "PBI") and Imagistics International Inc., a Delaware corporation ("Imagistics") (the "Agreement") is made effective as of the 1st day of January, 2003.
                                    RECITALS


       WHEREAS, Pitney Bowes and Imagistics desire to modify the Agreement pursuant to its Section 9.12 in order to delete or amend certain schedules attached thereto.

       NOW THEREFORE, in consideration of the covenants set forth herein as well as other consideration the value and receipt of which is hereby acknowledged, Pitney Bowes and Imagistics, for themselves, their successors and assigns, hereby agree as follows:

   1. Each schedule attached to the Agreement (the "Original Schedule") is hereby replaced in its entirety with the corresponding schedule attached hereto (the "Replacement Schedule").

   2. The following Original Schedules are hereby terminated and deleted in their entirety: Schedules 1B (Real Estate Transaction Services), 1C-2 (Payroll, Travel Reimbursement, Accounts Payable), 1C-4 (Fixed Assets), 1D (Benefits Administration), 1G (Safety and Environmental), 1L (Mailroom Services), 1M (Import and Customs Compliance) and 1N (Document Services Group Services).

   3. The services set forth in the attached Replacement Schedules shall be provided by PBI to Imagistics until June 30, 2003. Except with regard to Schedules 1A, 1E and 1J, this date shall be extended for individual schedules upon Imagistics' request to no later than December 31, 2003 consistent with the private letter ruling addressed to PBI from the Internal Revenue Service dated January 7, 2003.

   4. All other provisions of the Agreement remain unchanged and in full force and effect.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.



                                       PITNEY BOWES INC.

                                       By:  /s/ Michael Monahan
                                            ------------------------------------
                                            Name:   Michael Monahan

                                            Title:  President, Mail Solutions


                                       IMAGISTICS INTERNATIONAL INC.

                                       By:  /s/ Joseph D. Skrzypczak
                                            ------------------------------------
                                            Name:   Joseph D. Skrzypczak

                                            Title:  Chief Financial Officer

                                                                      SCHEDULE 1

                 PBI / Imagistics Transition Services Agreement

                 SCHEDULE 1 -- SUMMARY OF REPLACEMENT SCHEDULES
                 ----------------------------------------------


                                                                     SCHEDULE
                                                                     --------

Service Parts Logistics                                              1A


Accounting
     Sales, Use and Property Tax                                     1C-1

     General Ledger                                                  1C-3

     Inventory Accounting                                            1C-5

     Accounts Receivable                                             1C-6


Supplies Line Order Entry System                                     1E

Customer Care Call Dispatch                                          1F


Field Service Systems Support                                        1H

Non-Focus Field Service                                              1J


Telecom Costs in Shared Locations                                    1K



TechCentral Service Provisioning and Service Level Agreement         2

                 PBI / Imagistics Transition Services Agreement

                     SCHEDULE 1A -- SERVICE PARTS LOGISTICS

GENERAL
-------

PBI will furnish Imagistics with logistics support for its U.S. service parts. This service will cover warehousing and outbound logistics for service parts. Finished goods logistics are excluded from this agreement.

DURATION
--------

The period commencing at the Distribution Date and concluding June 30, 2003, provided, however, that Imagistics may terminate Service Parts Logistics services pursuant to this Schedule 1A on or after March 31, 2003 upon giving PBI not less than 30 days advance written notice. The deadline for placing new orders under this Schedule is May 15, 2003. All Imagistics inventory shall be removed on or before June 30, 2003.

COST
----

$212,500 per month (excluding carrier costs).

Costs for outbound carrier services and repackaging of parts will be billed to Imagistics by PBI based on the percentage of parts that are shipped on a monthly basis. This charge will be an allocation of total outbound freight costs, based on Imagistics monthly line-item volumes as a percentage of total line-items shipped.

At the termination of the agreement, Imagistics will pay for all expenses related to the pick/pack and transport of parts to a new facility. This charge will be based on actual costs and overheads incurred.

Imagistics volume levels are assumed to be equal to levels supported in 2000. Should Imagistics annual parts volumes (defined by SKUs) or space usage vary from 2000 levels by more than 10%, a revised charge will be calculated by PBI and will not be unreasonably refused by Imagistics.

INCLUDED SERVICES
-----------------

PBI will provide logistics for service parts:
       o      Receipt and repackaging of parts from vendors.
       o      Storage of parts in warehouse.
       o      Pick/pack of parts for field service.
       o      Load shipments onto outbound carriers.

In addition, PBI will provide the following services:
-----------------------------------------------------
Negotiate terms with outbound carriers.

Support IT systems related to parts logistics (PARTS system, Inventory Control Integration ICI system).
Provide access to Imagistics to the ICI system to allow them to analyze and manage inventory levels).
Insure inventory from physical loss.
Provide inventory controls.
Conduct track and trace on lost/late outbound shipments. Reship if necessary.

Excluded Services
-----------------
Procurement and payment for all parts is the sole responsibility of Imagistics. Parts inventory will be owned by Imagistics.
Ongoing support of ACESS system is covered by Field Service agreement Schedule
1H.
Any liability for damages to parts shipments or for third party claims of damages as a result of parts shipments to Imagistics will be the sole responsibility of Imagistics unless caused by willful misconduct by PBI.

                 PBI / Imagistics Transition Services Agreement

       SCHEDULE 1C-1 -- ACCOUNTING SERVICES -- SALES, USE AND PROPERTY TAX
       -------------------------------------------------------------------

GENERAL
-------

PBI will provide Imagistics with the following services.

DURATION
--------


Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003. (maintenance of all tax tables)

Cost
----


$1,000 per month.

INCLUDED SERVICES
-----------------
o     Maintenance of tax tables includes:
      o     Maintain Spitab tables.
      o     Maintain use-tax tables.
      o     Maintain property tax depreciation tables for tangible personal tax.
      o     Maintain PTMS (fixed asset) tax tables.

EXCLUDED SERVICES
-----------------
o PBI will not conduct any tax research on behalf of Imagistics after August 1, 2001.

CONDITIONS
----------
o     Imagistics will sign all tax returns submitted by Imagistics.
o Imagistics will indemnify PBI for all returns completed by PBI on the behalf of Imagistics, consistent with the appropriate terms in the tax separation agreement.

                 PBI / Imagistics Transition Services Agreement

             SCHEDULE 1C-3 -- ACCOUNTING SERVICES -- GENERAL LEDGER
             ------------------------------------------------------

GENERAL
-------

Imagistics will continue to use the general ledger system within PBI's SAP environment during the transition period. Maintenance of the system will be provided by PBI, while most accounting activities related to the general ledger will be conducted by Imagistics.

Imagistics accounting system structure will be maintained at a level consistent with the period preceding the spin-off. Any changes to this structure will be made at the sole discretion of PBI.

DURATION
--------

Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003.

COST
----

$36,833 per month.

INCLUDED SERVICES
-----------------

o Maintenance of the SAP system (including Chart of Accounts, cost center structure, product hierarchy, Accrual reversal, open and close posting periods).
o     Maintenance of access security to SAP.
o     Reconciliation of feeder systems to general ledger.
o     Reconciliation of shared accounts to general ledger.
o     Prepare the feeder closing schedule for Danbury Data Center.
o     Facilitate closing entries based on requests from Imagistics.

METRICS/SERVICE LEVELS
----------------------

PBI will ensure that closing schedules for Imagistics books will conform to a monthly closing schedule that will be provided to Imagistics management, consistent with the pre-spin-off practice. It is expected that Imagistics' monthly close of feeder systems will conform closely with that of PBI (timing is dictated by the timing of the run of PBI and Imagistics unique feeder systems).

                 PBI / Imagistics Transition Services Agreement

          SCHEDULE 1C-5 -- ACCOUNTING SERVICES -- INVENTORY ACCOUNTING
          ------------------------------------------------------------

GENERAL
-------

Imagistics will continue to use the inventory accounting system within PBI's financial system during the transition period.

DURATION
--------

Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003.

COST
----

$21,250 per month.

INCLUDED SERVICES
-----------------

o Maintenance of the CIS Inventory system (includes all product code hierarchy, depreciation rates, etc.)
o Reconciliation of feeder systems to general ledger (demos, finished goods, rental assets).
o Ensure output from inventory system is accurately reflected within G/L and Income Statement.
o Calculation of Purchase Material Variances on facsimile equipment and parts.
o     Ensure reconciliations are accurate and current for shared accounts.

                 PBI / Imagistics Transition Services Agreement

           SCHEDULE 1C-6 -- ACCOUNTING SERVICES - ACCOUNTS RECEIVABLE
           ----------------------------------------------------------

GENERAL
-------

Imagistics will continue to use the Mechanical Accounts Receivable System during the transition period. Maintenance of the system will be provided by PBI.

PBI will support reconciliation of Accounts Receivable to the General Ledger, and will work in conjunction with Imagistics to ensure that cash application through the separate lock-boxes is correct.

Imagistics invoices will be laser printed onto preprinted stock provided by PBI's Document Services Group, inserted and mailed to customers. PBI will continue to issue over due statements to Imagistics' customers with outstanding invoices greater than 40 days.

There will be no cross-divisional (i.e. Inter-company) file corrections within the Accounts Receivable system. Imagistics will make no changes to the A/R system beyond normal customer maintenance functions defined below.

DURATION
--------

Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003. (A/R systems usage and maintenance)
Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003. (Reconciliation and accounting support)

COST
----

MONTHLY CHARGES FOR SALARIES AND A/R SYSTEM MAINTENANCE ARE $6,883. Charges for printing, inserting and mailing invoices shall be at Document Services Group competitive market rates.
Forms, envelopes and postage to be reimbursed at cost.

INCLUDED SERVICES
-----------------

PBI will:
o        Maintain Spitab tables (A/R aging, Bad debts, Statements/Commissions).
o        Tie-out daily Trial Balance to Mechanical Invoice Load .
o        Tie-out and reconciliation monthly :
         o      Cashbook (JV#004)
         o      Refunds and Manual A/R Feeder (JV#99)
         o      A/R to General Ledger

o Analyze, in conjunction with Imagistics, misapplied cash through lockbox process:
         o Determine if any cash received through PBI lockbox is for payment of Imagistics invoices.
         o      Remove from PBI G/L and A/R systems any misapplied cash.
         o Wire any misapplied Imagistics cash to Imagistics on a timely basis, to be determined jointly by both parties.
o        Set-up & maintain Imagistics employees for A/R Security.
o        Provide to Imagistics usage of the A/R system, including:
         o On-line functionality of A/R System (entries made by Imagistics staff):
                    -    Write-Off.
                    -    File Correction.
                    -    Refund.
         o      Use of all existing A/R screens:
                    -    CMS.
                    -    Payment history/Fiche information.
         o Reporting (access to Imagistics staff to generate following reports):
                    -    A/R Aging Report.
                    -    Bad Debt Reporting.
                    -    Refund Reporting.

Imagistics invoices will be laser printed onto preprinted stock provided by PBI's Document Services Group, inserted and mailed to customers. PBI shall issue weekly overdue statements to Imagistics customers with invoices outstanding more than 40 days.

IMAGISTICS SERVICES PROVIDED TO PBI
-----------------------------------
o     Analyze, in conjunction with PBI, misapplied cash through lockbox process:
      o Determine if any cash received through Imagistics lockbox is for payment of PBI invoices.
      o     Remove from Imagistics G/L and A/R systems any misapplied PBI cash.
      o Wire any misapplied PBI cash to PBI on a timely basis, to be determined jointly by both parties.

EXCLUDED SERVICES
-----------------
o All Imagistics Fax Accounts Receivable Processes (not presently conducted by PBI).
o     Management of Imagistics lockboxes.
o Cash application of cash received through Imagistics lockboxes (conducted by Imagistics A/R staff).
o All A/R functions related Imagistics customers (conducted by Imagistics A/R staff) including:
      o      Write-Off.

      o      File Correction.
      o      Refund.
o All daily/monthly reconciliations of Imagistics A/R will be assumed by Imagistics after 6/30/03 or, if services pursuant to this Schedule are extended as provided above, such date not later than 12/31/03 to which such services are extended.

                 PBI / Imagistics Transition Services Agreement

                 SCHEDULE 1E -- SUPPLIES LINE ORDER ENTRY SYSTEM
                 -----------------------------------------------

GENERAL
-------

Imagistics will continue to use the PBI Telemarketing order entry system for the Supplies Line for all Copier orders. Fax orders will not use the PBI Telemarketing order entry system.

The order entry system described in this agreement includes the order entry system, the customer database, pricing database, product master, credit card, shipping database and invoicing which are also key support for the overall Telemarketing system.

DURATION
--------

Distribution Date to June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003.

COST
----

Normal maintenance of the system, including updates for changes in products and or pricing, will be provided through the same arrangement as existed pre-Spinoff.

Postage, envelopes, letter stock and other soft-costs (such as credit card fees and other chargebacks) will be charged back to Imagistics at actual cost incurred.

Approved Imagistics-requested system changes and testing will charged at a rate of $150 per hour.

INCLUDED SERVICES
-----------------

Maintenance of the Order Entry System, including Cost of Sales and Billing.

Daily feed of order information to invoicing system and revenue tie-outs.

Feed to general ledger and all required reconciliations.

Limited systems changes will be provided at rates shown above. All systems changes must be approved in advance by PBI, and tested by PBI prior to implementation.

Fax supply line orders will not use the PBI Order entry system except when customers use purchase power account to pay for purchase.

Imagistics will make no changes to the PBI supply line order entry system, except the daily maintenance of the Imagistics-related portions of the following modules, which are sole responsibility of Imagistics:

      o       Products
      o       Contracts
      o       Cost of Sales/Accounting
      o       Product Routing
      o       Pricing
Note that each of the above modules are maintained by Imagistics in the period prior to the spin-off.

                 PBI / Imagistics Transition Services Agreement

                          SCHEDULE 1F -- CUSTOMER CARE
                          ----------------------------

GENERAL
-------

The PBI Customer Care Group will support Imagistics by providing incoming service call receipt and service call dispatch. This service includes use of both human and electronic (Integrated Voice Response, or IVR) call receipt.

DURATION
--------

This agreement will terminate on June 30, 2003.

COST
----

Imagistics shall pay a fixed base fee of $20,000 per month.

In addition, Imagistics shall pay $1.70 for each call made up to 110% of the applicable month's Forecasted Call Volume. Imagistics shall pay an additional 50% (totaling $2.55) for each call in excess of 110% of the applicable month's Forecasted Call Volume. If the number of calls in a given month is below that month's Forecasted Call Volume, Imagistics shall pay $1.70 x that month's Forecasted Call Volume.

By January 15, 2003, Imagistics shall provide a forecast of expected call volume for the first six (6) months of 2003, broken down by month (the "Forecasted Call Volume"). Such volume shall be calculated consistently with the 2002 computations. The Forecasted Call Volume may be changed only upon no less than ninety (90) days prior written notice.




INCLUDED SERVICES
-----------------

Access to both customer service representatives and the integrated voice response system (IVR) to accept inbound telephone calls requesting service calls or service call information related to Imagistics products.

The representative will assess the nature of inbound calls and route calls to field service representatives via the ACESS system.

Monthly reporting of call volumes will be provided to Imagistics at comparable levels as existed prior to spin-off.

Only service-related calls are handled by the Customer Care group. All billing issues are routed to Imagistics agents in Denver.

Upon receipt of completed call information, the agent will assess whether the call is billable or covered by a service contract. The agent will then code the order appropriately in the system.

PBI will provide disaster recovery Services for the Melbourne fax diagnostic center only. Disaster Recovery service will allow customer telephone calls to be routed to PBI call centers. PBI agents will provide limited service to such customers at best efforts level, following previously agreed upon plans. If additional expenses are incurred by PBI in support of this service, they will be charged to Imagistics.

EXCLUDED SERVICES
-----------------

Service does not include the provision of disaster recovery service for Imagistics call centers except as noted above.

                                 PBI / Imagistics Transition Services Agreement

                                 SCHEDULE 1H -- FIELD SERVICE SYSTEMS SUPPORT
                                 --------------------------------------------

GENERAL
-------

PBI will furnish Imagistics with systems support related to call dispatch, parts order, customer billing and service history for all US regions through the ACESS system.

DURATION
--------

The period commencing at the Distribution Date and concluding June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003.

COST
----

Support of the ACESS system and handhelds will be charged at a monthly rate of $208,000 ($2.5 Mil annually).

At the termination of this agreement, all costs associated with migrating data to a new system will be borne by Imagistics.

INCLUDED SERVICES
-----------------

For all Imagistics business, PBI will provide the following services:
      o       Ongoing support of the ACESS system.
      o       Access to the ACESS system by Imagistics staff.
      o       Daily batch feeds from ACESS to Imagistics billing system.
      o Update and maintenance of hardware and software required for wireless communication system (including handheld devices and AIM system).
      o       Logistics for repair and redistribution of wireless devices.

RETURN OF ASSETS
----------------

Upon the expiration or termination of this Schedule, Imagistics shall promptly return to PBI at Imagistics' expense all assets (hardware and software copies) in the same condition as they were provided to Imagistics, normal wear and tear excluded.

                 PBI / Imagistics Transition Services Agreement

                   SCHEDULE 1J - NON-FOCUS AREA FIELD SERVICE
                   ------------------------------------------

GENERAL
-------

PBI will furnish Imagistics with maintenance service to Imagistics products in areas that were serviced on June 1, 2001 by global mailing systems representatives (the "Non-Focus Areas").

DURATION
--------

The period commencing at the Distribution Date and concluding June 30, 2003.

This agreement can be cancelled with 90 days written notice by either party.

This agreement may be renewed annually for a one-year period if specific terms including cost can be agreed between both parties.

COST
----

$492,000 per month based on a target service population of 6,200 copiers and 13,000 faxes. Volumes will be re-evaluated quarterly. A machine is included in the service volume if it is a rental or has a valid EMA or has had service work conducted upon it within the past twelve months.

Pricing will remain consistent if volume remains within 5% of the target volume. Pricing will be modified on a quarterly basis if volume changes by more than 5% from the target volume. Revised pricing will be based on a mutually agreed formula that takes into account changes in volume and model mix.

All initial costs associated with training of new and existing service technicians on product updates or new products will be borne by Imagistics.

All costs associated with supply of parts to field service representatives for repairs on Imagistics products will be borne by Imagistics.

INCLUDED SERVICES
-----------------

For the specific territories described below, customer service of specific products (listed below), including:
      o       Preventative, remedial and emergency customer service.
      o       Installation of new products.
      o Preparation and reinstallation of relocated products (excluding actual transport of products which will be charged directly to Imagistics).
      o       Customer training and/or consulting.

      o Specific operating procedures have been mutually agreed upon and are on file with PBI. These operating procedures may be changed upon mutual consent of both parties.

Included Territories
--------------------

      o The included territories are identified in a list previously provided and agreed by Imagistics, which is maintained on file by PBI. Changes to the list of included territories will be allowed if the changes are mutually agreed to by Imagistics and PBI.

Specific Products Covered
-------------------------

      o Facsimile/Multifunction devices - products whose primary function is the transmission and receipt of scanned images. May also have scan and store, printing or copying functions as secondary options. May connect to a PC as a standalone print device.
      o       Analog Copier/Unconnected Digital Copiers - products whose primary function is the reproduction of scanned images locally, not connected to a LAN or WAN. May have built-in facsimile functions as a secondary function. May connect to a PC as a standalone print device.
      o Digital Connected Copiers - products whose primary function is the reproduction of scanned images, which are connected to a LAN or WAN via an external print services device or an embedded printer controller. PBI WILL SERVICE THE COPIER/PRINT DEVICE ONLY. IMAGISTICS WILL INSTALL AND SERVICE NETWORKING OPTIONS/SOFTWARE AT ITS OWN EXPENSE.
      o Color Copiers (connected and unconnected) - products whose primary function is the reproduction of scanned images in a CMYK (Color) environment, locally or connected to a LAN or WAN. PBI IS NOT REQUIRED TO SERVICE COLOR COPIERS IN ANY LOCATIONS.

SERVICES PROVIDED BY IMAGISTICS
-------------------------------

For the products listed above and for mutually agreed to approved new products, Imagistics is obligated to provide initial technician training to all PBI service technicians working in the Included Territories. The level of training will be equivalent to that provided to Imagistics service technicians. Imagistics will train a PBI rep at no cost to PBI, within 30 days, if a machine is moved into a non-focus area by a major or national account.

TECHNICAL PRODUCT CHANGES: Timing of training to the PBI service techs will be reasonably concurrent with training of Imagistics, with both parties making best-efforts to make themselves available for such training.

NEW TECHNICIAN TRAINING: New technicians will be trained at regularly scheduled Imagistics training courses.

Imagistics will offer free technical training to all PBI reps at regularly scheduled Imagistics training courses if space is available.

All costs associated with initial training for new territories/equipment, not previously trained will be borne by Imagistics (including travel-related costs and all costs related to training materials and facilities, but excluding any charges from PBI techs for time spent in training). Where additional training is required due to unsatisfactory performance by a previously trained PBI rep, all costs associated with this training will be borne by PBI. Where additional training is required due to turnover of PBI reps (defined as any rep with less than 2 years experience with PBI), all travel costs associated with this training will be borne by PBI.

Technical telephone support of specified products will be provided in timely fashion by Imagistics and at no cost to PBI. Imagistics technical support may facilitate local Imagistics support at no cost to PBI if the technical support hotline fails to lend the support to properly repair the product.

Imagistics will provide parts to PBI service technicians in the specified regions according to the terms of the Service Parts Logistics Schedule at no cost to PBI.

SERVICE STANDARDS DEFINITIONS
-----------------------------

Response time - the amount of time elapsed from customer call to arrival of rep at customer location.

Average Uptime percentage - the average of the Uptime Percentages calculated for each month in a rolling 3-month period. Monthly Uptime Percentages is calculated as follows:

        Uptime Percentage = Hours of Operation - Equipment Downtime
                            ---------------------------------------
                                      Hours of Operation


"Hours of Operation" means the hours of operation of a unit of Equipment, during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, for each week of each calendar month.

"Equipment Downtime" means the Equipment is not functioning in substantial compliance with its specifications, begins (during the Hours of Operation) from the time the Customer speaks to an authorized Pitney Bowes Service Representative about the malfunction to the Equipment, and does not include time when the Equipment is inoperable due to: (i) scheduled preventative maintenance and inspections; (ii) damage by misuse, malintent, casualty, or force majeure events; (iii) failure of Customer to perform, or cause to be performed, adequate preventative maintenance and inspections, including, without limitation proper cleaning, handling and servicing of the Equipment; (iv) use of damaged, improper, or non-Imagistics approved materials and supplies in the Equipment;
(v) changes in incoming power beyond published specifications; (vi) maintenance or repairs required as a result of the Equipment being used in excess of the Hours of

Operation; (vii) maintenance provided by parties other than Pitney Bowes; (viii) failure of a non-standard part; (ix) malfunction of equipment or software provided by Customer or third parties which interfaces with the Equipment; (x) the use of the Equipment for training exercises; (xi) failure of Customer to provide suitable temperature, humidity, line voltage, or any specified environmental conditions; and (xii) the Equipment not being used in accordance with the agreed applications and for the ordinary purpose for which it is designed and intended.

Zone 1 : 0-35 Miles from a PBI District Office.
Zone 2 : 35.1-75 Miles from a PBI District Office.
Zone 3 : 75.1-100 Miles from a PBI District Office.
Zone 4 : 100.1+ Miles from a PBI District Office.

SERVICE STANDARDS
-----------------
Response Time
-------------
Zone 1,2 : Average 4 hours
Zone 3 : Average 5.5 hours
Zone 4 : Average 7 hours

Uptime
Zone 1,2 : Average 98%
Zone 3 : Average 96%
Zone 4 : Average 94%

                 PBI / Imagistics Transition Services Agreement

               SCHEDULE 1K -- TELECOM EXPENSES IN SHARED LOCATIONS
               ---------------------------------------------------

GENERAL
-------

Imagistics will continue to use the PBI telephone systems specified shared locations. This will include local and long distance service for the Imagistics employees in the specified locations.

DURATION
--------

Distribution Date to the termination or expiry of shared lease locations.

PBI may at its sole discretion, require Imagistics to acquire at Imagistics' expense their own telephone switches for any of the specified locations with 90 days written notice. Such an action will terminate the specific allocation related to the impacted location, but will not cause the cancellation of the agreement as relates to the other specified locations.

COST
----

Actual monthly local and long distance charges in the specified shared locations will be allocated to Imagistics based on the proportion of the Imagistics rented space as a percentage of the total square footage of the location.

In addition, Imagistics will be charged a proportionate amount of depreciation (based on PBI's standard accounting practice for depreciation) of all shared switches based on the above allocation methodology.

Charges will be billed monthly in arrears at cost incurred. Average Imagistics historic monthly charges have been approximately $18-$20,000 per month.

INCLUDED SERVICES
-----------------

Local and Long Distance Service.

SPECIFIED OFFICE LOCATIONS
--------------------------

The included office locations are identified in a list previously provided and agreed by Imagistics, which is maintained on file by PBI. This list will be reviewed on a quarterly basis by both parties and modified to adjust for any changes in switches in the shared locations.

                                                                      SCHEDULE 2



                                  PITNEY BOWES









                          IMAGISTICS INTERNATIONAL INC.










                              SERVICE PROVISIONING
                                       AND
                                  SERVICE LEVEL
                                    AGREEMENT







                                                                     TECHCENTRAL

      SECTION 1. Introduction.

      The purpose of this Service Level Agreement ("SLA") is to establish measurable and mutually agreeable targets for service delivery to Imagistics International Inc. ("Imagistics") by the Pitney Bowes TechCentral organization. This SLA will act as a guide for establishing expectations for both parties for the scope of services, the metrics associated with the services.

LOCATIONS AND BUSINESS FUNCTIONS

      The following locations and functions are considered to be part of
Imagistics:

Locations
---------
o      100 Oakview Drive, Trumbull CT
o      7555 East Hampden Ave, Denver CO
o      PepsiCola Drive, Melbourne FL
o      Nationwide (BPC's, RDC's, Sales Offices)

Business Functions
------------------
o      "Back Office" Support (GL, HR, Marketing, Product Development, etc)
o      Customer Call Centers
o      Sales Support
o      Service
o      FAX Diagnostics
o      Regional Distribution Centers


Tech Central Contacts
---------------------

Steve Woodward                                    Art Conklin
Vice President, Enterprise Business               Director, Operations & Network Services
Applications                                      Internal : 421-3979
Internal: 420-6509                                External (203) 739-3979
External: (203) 356-6509


Jack Rabuse                                       Matthew Wessendorf
Vice President, Computer Service                  Vice President, Customer Support Services
Internal : 421-3673                               Internal : 421-3686
External : (203) 739-3673                         External : (203) 739-3686


Imagistics IT
-------------
Bob Butler, CIO                                   Gary Geiger, Director Customer
Internal : 430-7431                               Support
External : (203) 365-7431                         Services
                                                  Internal : 430- 7036
                                                  External : (203) 365-7036


         SECTION 2.  Scope of Service.

SCOPE OF SERVICE

      TechCentral agrees to provide Imagistics with the services summarized below for a period not to extend beyond June 30, 2003 or, pursuant to Section 3 of Amendment #1, the duration may be extended up to December 31, 2003.

      o       Application maintenance support of all shared applications.

      o Operational support services for all Imagistics and shared applications hosted in Danbury including turnover, DBA services, Scheduling, data recovery, printing, and mailing services.

      o       Access to and availability of the PBI mainframe computers.

      o END USER SUPPORT THROUGH THE SERVICE DELIVERY SUPPORT CENTER ("SDSC") TO RESPOND TO SYSTEM PASSWORD RESETS. THE IMAGISTICS IT TEAM WOULD HANDLE ALL OTHER DESKTOP RELATED ISSUES DIRECTLY. SDSC WILL CONTINUE TO SUPPORT IMAGISTICS DESIGNATED SUPPORT CENTER TO SDSC CALLS ON SERVICES PROVIDED BY PBI THAT IMAGISTICS WILL CONTINUE TO USE THROUGH 6/30/2003 OR 12/31/2003, AS APPLICABLE, FOR EXAMPLE: PASSWORD RESETS ON MAINFRAME APPLICATIONS.


EXCEPTIONS



      o TechCentral will continue to provide WAN support to shared PBI / Imagistics locations until final separation -- through October 2006 based on the termination of the last shared lease. As shared facility leases terminate or as facilities are relocated, Imagistics will provide its own WAN services to these then dedicated facilities.

      o TechCentral will not provide application development services related to the implementation of any new ERP system by Imagistics with the exception of:

              o TechCentral will provide MQ Series support through the management of external resources contracted by and billed directly to Imagistics as necessary to redirect message traffic to alternate clients.

              o TechCentral will provide reasonable subject matter expertise for shared applications in support of Imagistics data conversion/interface efforts. These services and related charges will be negotiated on a project basis.

      After December 31, 2001, Imagistics will be responsible for providing and supporting all telephone systems and services to their dedicated facilities. TechCentral will continue to provide support to shared PBI / Imagistics locations until final separation -- through October 2006 based on the termination of the last shared lease. As shared facility leases terminate or as facilities are relocated, Imagistics will provide its own WAN services to these then dedicated facilities.

IMAGISTICS RESPONSIBILITIES

      o       Imagistics will acquire and implement their own Wide Area Network
              (WAN) and network equipment for Imagistics dedicated facilities by December 31, 2001. Any new or relocated Imagistics dedicated facilities will be transitioned to the Imagistics WAN by December 31, 2001. Imagistics will also be responsible for the initial setup cost plus the recurring cost of the circuits to connect the PBI WAN to the Imagistics WAN.

      o Imagistics will develop the capability (internal or external) to design, implement and support all data and telephone network systems and services for dedicated Imagistics locations by December 31, 2001.

      Any additional costs incurred by TechCentral above its baseline operating expenses, to support unique technology platforms for Imagistics (e.g. ManMan) will be borne in total, by Imagistics. Any increased licensing cost incurred as a result of the spin off will be passed through to Imagistics.



 --------------------------------------------------------------------------------------------------
 HELP DESK OUTAGE RESOLUTION TARGETS
 --------------------------------------------------------------------------------------------------
 SEVERITY CODE     CUSTOMER IMPACT     RESPONSE TO         RESOLUTION   ESCALATION
                                       CUSTOMER*           TIME
 ----------------- ------------------- ------------------- ------------ ---------------------------
 Severity 1        Core Business       Updates every 30    <2 Hours     Notify applicable
 URGENT            Process outage      minutes.                         TechCentral and
 ----------------- ------------------- ------------------- ------------ ---------------------------

 --------------------------------------------------------------------------------------------------
 HELP DESK OUTAGE RESOLUTION TARGETS
 --------------------------------------------------------------------------------------------------
 SEVERITY CODE     CUSTOMER IMPACT     RESPONSE TO         RESOLUTION   ESCALATION
                                       CUSTOMER*           TIME
 ----------------- ------------------- ------------------- ------------ ---------------------------
   (Catastrophic)                                                       designated Business
                                                                        management within 10
                                                                        minutes
 ----------------- ------------------- ------------------- ------------ ---------------------------
 Severity 2        Subset of a Core    Every 60 minutes    <5 Hours     Notify applicable
 HIGH              Business Process                                     TechCentral and
 (Urgent)          outage                                               designated Business
                                                                        management if not
                                                                        resolved within 3 hours
 ----------------- ------------------- ------------------- ------------ ---------------------------
 Severity 3        Single User Outage  Daily               <24 Hours    Notify applicable
 MEDIUM                                                                 TechCentral Management
 (Important)                                                            if not resolved within
                                                                        21 hours

 --------------------------------------------------------------------------------------------------

Appropriate IVR messages will also be employed.

--------------------------------------------------------------------------------

HELP DESK CALL HANDLING TARGETS
--------------------------------------------------------------------------------

PERFORMANCE METRIC                                 TARGET
-------------------------------------------------- -----------------------------

Calls Abandoned by Caller                          <8%
-------------------------------------------------- -----------------------------

Time before speaking with HD analyst               <75 seconds - 90% of the time
-------------------------------------------------- -----------------------------

Severity 3 Tickets resolved in 24 hours            90% (100% within 3 days)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
SYSTEM AVAILABILITY
--------------------------------------------------------------------------------------------------
SERVICE              DESCRIPTION                      HOURS OF AVAILABILITY
-------------------- -------------------------------- --------------------------------------------
IMSPROD              IMS transaction region hosted    07:00 - 23:00 Monday - Friday
                     on the IBM mainframe System A,   07:00 - 20:00 Saturday
                     not specific business            No availability on Sunday.
                     applications.                    No availability on Holidays - Memorial
                                                      Day, July 4th, Labor Day, Christmas Day.

-------------------- -------------------------------- --------------------------------------------
CICSFAXP             The CICS transaction region      07:00 - 21:00 Monday - Friday
                     hosted on the IBM mainframe      07:00 - 20:00 Saturday
                     System C, not specific           No availability on Sunday.
                     business applications.           No availability on Holidays - Memorial
                                                      Day, July 4th, Labor Day, Christmas Day.

-------------------- -------------------------------- --------------------------------------------
-HP 9000             HP 9000 hardware functioning     07:00 - 23:00 Monday - Friday
AIM1/AIM2            as front-end processor
                     converting x25 to SNA,           No availability on Saturday or Sunday.
                     supporting the ACESS
                     application.
-------------------- -------------------------------- --------------------------------------------
VOICE                Availability of PBX's the        24 hours a day/7 days a week
COMMUNICATION        voice network (AT&T),            PBI Voice Technology provides
                     network routing and voice        consultant level services.
                     mail.
-------------------- -------------------------------- --------------------------------------------
MQ SERIES            Support of all current message   24 hours a day/7 days a week
                     queues serving Imagistics
                     applications. Configuration of
                     additional MQ clients and
                     redirection of existing Queues
                     on a chargeable project basis.
--------------------------------------------------------------------------------------------------

---------------------------------------------------------
SYSTEM AVAILABILITY METRICS
---------------------------------------------------------
SERVICE                            PRIME SHIFT
                                   (7AM -- 11PM EST)
                                   SYSTEM AVAILABILITY
---------------------------------- ----------------------
IMSPROD                            99.7%
---------------------------------- ----------------------
CICSFAXP                           99.7%
---------------------------------- ----------------------
HP9000 AIM1/AIM2                   99.7%
---------------------------------- ----------------------
VOICE COMMUNICATIONS               99.7%
---------------------------------- ----------------------
PBI NOTES DOMAIN                   99.7%
---------------------------------------------------------

     SECTION 3.   Proposed Charges.

COMPUTER SUPPORT SERVICES
TechCentral's proposed 2003 charge to Imagistics for Computer Support Services is approximately $3.5 million and includes all direct charges, mainframe computer utilization based on past utilization rates, and other indirect expenses. This charge will be paid in monthly payments in January and February, 2003, based on a six (6) month pro-rata calculation with the remaining balance paid in equal installments over the ten (10) month period from March to December, 2003.

SOFTWARE LICENSE

The estimated license fees are as set forth below, which cover the renewal/continuation of software licenses which are required by Imagistics but are no longer used by Pitney Bowes or are contractually required because of Imagistics separation status. This charge will be based on actual costs incurred and shall be charged to Imagistics when PBI is invoiced by its applicable vendor.

HARDWARE/MAINTENANCE

Estimated charges for building and maintaining the capacity necessitated by extra transaction volume due to Imagistics' testing activities. This charge will be based on actual costs incurred and shall be charged to Imagistics when PBI is invoiced by its applicable vendor. Some portion of these costs may be incurred and billed in 2002 due to early upgrade request from Imagistics.

CHARGEBACK SUMMARY

         Application Support Services                       $        0
         Computer Support Services                           3,544,000
         Software License/Hardware/Maintenance               2,456,000
                                                                   (est.)

                                                           ------------------


         Total 2003 Charges                                 $6,000,000
                                                            (est.)
                                                           ==================

Any additional enhancements shall be charged at a rate of $120/hour for internal development resources or at PBI's cost for external resource.

Imagistics agrees that in the event Imagistics terminates this Schedule before December 31, 2003, it shall immediately pay the full amount remaining for the foregoing Computer Support Services and any monthly Software License fees required under the IBM software agreement arising from early termination. Imagistics further agrees that in the event Imagistics terminates this Schedule before June 30, 2003, that it shall pay the remaining monthly lease payments for IBM hardware.

The parties acknowledge and agree that the estimated Software
License/Hardware/Maintenance fee set forth above includes an estimated $75,000 fee for migration costs that will be billed to Imagistics after termination/expiration of this Schedule and once such migration services have been performed.